Exhibit 99.1
FOR IMMEDIATE RELEASE – February 3, 2009

CONTACT:	Susan Munhall, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road, Paramus, New Jersey 07652 (201) 967-8290 e-mail: smunhall@hcsbnj.com
HUDSON CITY BANCORP, INC. TO PRESENT AT THE
2009 STERNE AGEE FINANCIAL SERVICES SYMPOSIUM
PARAMUS, N.J., February 3, 2009 - Hudson City Bancorp, Inc. (NASDAQ: HCBK), announced today that it will participate in the 2009 Sterne Agee Financial Services Symposium on Monday, February 9, 2009. Ronald E. Hermance, Jr., Hudson City’s Chairman, President and Chief Executive Officer, will present at the conference at 9:30 AM Eastern Time.
Those who would like to hear the live only presentation can use the following call in information:
Dial-in number: 1 212-812-2800       Access code: 60564315
The slide presentation will be available through Hudson City Bancorp, Inc.’s website, www.hcbk.com until March 9, 2009.
Hudson City Bancorp, Inc. is the parent company of Hudson City Savings Bank, a well-established community banking institution with a long-standing tradition of service excellence. Hudson City is ranked in the top twenty five U.S. financial institutions by asset size and operates a total of 127 branch offices in the New York metropolitan area. The Federal Deposit Insurance Corporation insures Hudson City Savings’ deposits.
The live and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as “anticipate,’ “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are based on various assumptions and analyses made by us in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.